Exhibit 10(J)


                       OLD REPUBLIC RISK MANAGEMENT, INC.
                              AMENDED AND RESTATED
                   KEY EMPLOYEES PERFORMANCE RECOGNITION PLAN


                                   ARTICLE ONE
                                   -----------
                           PURPOSE AND EFFECTIVE DATE
                           --------------------------


     1.1 The purpose of this Plan is to further the long term growth in earnings of Old Republic Risk Management, Inc. a subsidiary of Old Republic International Corporation, by offering long term incentives in addition to current compensation to those officers and key employees of Old Republic Risk Management and its subsidiaries who have been or are expected to be largely responsible for such growth.

     1.2 This Plan is effective as March 25, 2002.


                                   ARTICLE TWO
                                   -----------
                                   DEFINITIONS
                                   -----------


     2.1 "Plan" shall mean this Old Republic Risk Management, Inc. Key Employees Performance Recognition Plan.

     2.2 "Company" shall mean Old Republic Risk Management, Inc. a corporation organized under the laws of the State of Delaware.

     2.3 "Employer" and "Employers" shall mean the Company and each other corporation or organization which is wholly or partially owned by the Company, either directly or indirectly, and is designated by the Committee as an Employer under this Plan.

     2.4 "Chief Executive Officer" shall mean the chief executive officer of the Company.

     2.5 "Committee"   shall  mean  the  committee   appointed   to  direct  the
administration of the Plan, and shall consist of the CEO of Old Republic Risk Management, and the Executives of the Office of the Chief Executive Offices of Old Republic International Corporation.

     2.6 "Employee" shall mean any person who is employed by an Employer on a full-time basis and who is compensated for such employment by a regular salary. "Employee" shall include officers of an Employer but shall not include directors who are not otherwise officers or employees.

     2.7 "Eligible Employee" shall mean an Employee who pursuant to Section 5.1 hereof has been selected to share in the allocation of the Performance Recognition Pool for any given year.

     2.8 "Year  of  Service"  shall  mean   each  calendar  year  of  continuous
employment with an Employer after first being designated as an Eligible Employee pursuant to Section 5.1 hereof.

     2.9 "Account" shall mean with respect to any Employee, the record of:

          (a) credits in connection with the allocations, if any, credited to such account pursuant to Article Five of the Plan,

          (b) payments to Employee under the Plan pursuant to Article Six of the Plan, and

          (c)  forfeitures, if any, pursuant to Article Seven of the Plan.

     2.10 "Calculation Year" shall mean the Company's fiscal year immediately preceding the year for which the Performance Recognition Pool is being calculated.

     If there is an operating loss in the year prior to the Calculation Year, the "prior year" to be used in the following definitions and for Section 4.1 calculations is the first year prior to the Calculation Year in which there was an operating profit.

     2.11 "Minimum Return on Equity" shall mean a percentage applied to the Company's average shareholder's equity (i.e. mean of beginning and ending balances, adjusted for unrealized investment gains or losses net of applicable income taxes, if any) for the Calculation Year. The percentage shall be that percentage, obtained from public information, equal to two times the mean of the five-year average post-tax yield on 10 year and 30 year U.S. Treasury Securities. The Committee shall annually compute and announce this value as it pertains to a Calculation Year.

     2.12 "Excess Return on Equity" shall mean the Calculation Year's consolidated net operating income in excess of the minimum Return on Equity all calculated in accordance with generally accepted accounting principles, (GAAP). Net operating income shall exclude realized gains or losses on sales of investment securities or any other assets (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

     2.13 "Base Salary" shall mean the Employee's basic salary at the rate in effect at the end of the Calculation Year excluding bonuses, overtime, extraordinary compensation and contributions to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.

     2.14 "Consolidated Net Operating Income" shall mean the Company's income determined in accordance with generally accepted accounting principles. Net operating income shall exclude realized gains or losses on sales of investment securities or any other assets (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

     2.15 If in any Calculation Year the Company acquires any other business accounted for as a purchase whose earnings contribute 5% or more to such Year's consolidated net operating income, the earnings of the acquired Company for the year of acquisition and the next succeeding year shall be eliminated (together with related purchase accounting adjustments) in order to calculate the performance data described in Section 2.11 through 2.19 herein. No elimination from any year shall be made when the acquired company has been owned by the Company for two consecutive calendar years. Net operating income shall exclude realized gains or losses on sales of investment securities or any other assets (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

     2.16 "Earnings Per Share" shall mean fully diluted earnings per share (net of any paid or accrued dividends on preferred stock) calculated in accordance with AICPA Accounting Principles Board Opinion No. 15 or any later superseding opinions.

     2.17  "Profit Sharing Base" shall mean the sum of:

           (a)  Earnings Growth multiplied by the Earnings Per Share Multiplier.

           (b)  10% of Excess Return on Equity.

           (c)  7% of Base Salaries.

     2.18 "Earnings Per Share Multiplier" shall mean a percentage of the increase in the fully diluted Earnings Per Share in the Calculation Year over the preceding year as set forth in the following schedule:

                Percentage Increase                     Earnings
               In Earnings Per Share              Per Share Multiplier
               ---------------------              --------------------

               0% - 6%                   =                  0%
               6.01 to 10.00%            =                7.5%
               10.01 to 15.00%           =               10.0%
               15.01 to 20.00%           =               12.5%
               over 20                   =               15.0%

     2.19 "Earnings Growth" shall mean the Calculation Year's Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the prior year's Consolidated Net Operating Income.

     2.20 "Cash Award" shall mean the 50% of each Eligible Employee's allocated share of the Performance Recognition Pool which is paid in cash during any given year.

     2.21 "Deferred Award" shall mean the 50% of each Eligible Employee's allocated share of the Performance Recognition Pool which is credited to his account, including any performance multiplier.

     2.22 "Parent Company" shall mean Old Republic International Corporation.

     2.23 "Change of Control" shall mean any one of the following:

     (I) the date the Board of Directors of the Parent Company votes to approve and recommends a stockholder vote to approve:

          (a) any consolidation or merger of the Parent Company in which the Parent Company is not the continuing or surviving corporation or pursuant to which shares of the Parent Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Parent Company in which the holders of the Parent Company's Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

          (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Parent Company, other than any sale, lease, exchange or other transfer to any corporation where the Parent Company owns, directly or indirectly, at least 80% of the outstanding voting securities of such corporation after any such transfer; or

          (c) any plan or proposal for the liquidation or dissolution of the Parent Company; or

    (II) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Parent Company or any of its subsidiaries for the benefit of employees of the Parent Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of the Parent Company's outstanding Common Stock; or

   (III) the date, during any period of 24 consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Parent Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Parent Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

          (a) any member of the Board of Directors of the Parent Company at the close of business on March 21, 2002;

          (b) any member of the Board of Directors of the Parent Company who succeeded any Continuing Director described in subparagraph (a) above if such successor was elected, or nominated for election by the Parent Company's stockholders, by a majority of the Continuing Directors then still in office; or

          (c) any director elected, or nominated for election by the Parent Company's stockholders, to fill any vacancy or newly-created directorship on the Board of Directors of the Parent Company by a majority of the Continuing Directors then still in office.


                                  ARTICLE THREE
                                  -------------
                                 ADMINISTRATION
                                 --------------


     3.1 The Plan shall be administered by the Committee. The membership of the Committee may be reduced, changed, or increased from time to time at the absolute discretion of the Office of the Chief Executive Officer of the Parent Company.

     3.2 The Committee shall have the authority to interpret the plan, to establish and revise rules and regulations relating to the Plan, and to make the determinations which it believes necessary or advisable for the administration of the Plan.


                                  ARTICLE FOUR
                                  ------------
                 CALCULATION OF THE PERFORMANCE RECOGNITION POOL
                 -----------------------------------------------


     4.1 Prior to each May 1, the Compensation Committee shall calculate the amount of the Performance Recognition Pool for that Calculation Year. The Performance Recognition Pool for any Calculation Year shall be equal to the lesser of:

          (a)  the Profit Sharing Base for the Calculation Year;

          (b)  7%  of  the  Company's  consolidated  operating  earnings  (after
               deductions  of  preferred  stock  dividends,   if  any)  for  the
               Calculation Year;

          (c) the total of a percentage of the Eligible Employees' Base Salaries, ranging from 10% to 50%.

     4.2 Notwithstanding any provisions herein to the contrary, the Performance Recognition Pool shall be zero for any year if the Company incurred a net operating loss in the Calculation Year.

                                  ARTICLE FIVE
                                  ------------
                 ALLOCATION OF THE PERFORMANCE RECOGNITION POOL
                 ----------------------------------------------


     5.1 Prior  to each  March  31,  the   Chief  Executive  Officer  shall,  in
consultation with the Committee, designate the Employees employed by the Employers during any part of such year who will be eligible to share in the Performance Recognition Pool for that Calculation Year.

     5.2 On or before May 15, the Performance Recognition Pool for that year shall be allocated among and credited to the accounts of the Eligible Employees on the following basis, provided, however, that the office of the Chief Executive Officer of the Parent Company shall determine an individual award for the CEO prior to other allocations for the year:

          (a) The Profit Sharing Pool Individual awards for the year will be determined according to criteria established in Section 5.3.

          (b) From this determination, Cash Awards are paid as soon as practicable, and Deferred Awards are credited to the Accounts of Eligible Employees.

          (c) The CEO may, in his discretion, reserve up to 50% of any one year's Pool which will not be paid or allocated currently. The CEO may carry forward the unallocated portion of the Performance Recognition Pool and allocate all or a portion of it pursuant to this subparagraph during one or more of the next succeeding three years; provided, however, that the total amount of any one year's carry forward must be allocated by the end of the third year.

     5.3 In  designating  Eligible  Employees  and  allocating  the  Performance
Recognition Pool among the Eligible Employees for any Year pursuant to this Article, the CEO shall consider the positions and responsibilities of Employees, their accomplishments during the year, the value of such accomplishments to the Company, the CEO' s expectations as to the future contributions of individual Employees to the continued success of the Company and such other factors as the CEO and the Committee shall, in their discretion and judgment, deem appropriate.


                                   ARTICLE SIX
                                   -----------
                                  DISTRIBUTIONS
                                  -------------


     6.1 The entire amount of the credit in the Account of a deceased Eligible Employee, and Eligible Employee who attains age 55 or actually retires for disability prior thereto, shall be paid to the person or persons entitled thereto at the times and in the manner provided in Sections 6.4, 6.6 and 6.8 hereof.

     6.2 Employees may not make withdrawals from their Accounts while continuing to be employed by an Employer.

     6.3 Eligible Employee as of the date he terminates his service for any reason other than his death or retirement for age or disability shall be paid to the person or persons entitled thereto at the times and in the manner provided by Section 6.5 hereof. The amount to be paid shall be known as a "vested interest," and shall be equal to the following percentage of the balance of his credit in his Account:

         "Completed Years of Service"      To Be Paid (Vested Interest)
         ----------------------------      ----------------------------

                  Less than one                         0%
                      One                              10%
                      Two                              20%
                      Three                            30%
                      Four                             40%
                      Five                             50%
                      Six                              60%
                      Seven                            70%
                      Eight                            80%
                      Nine                             90%
                      Ten                             100%

     Any amount not vested in an Employee shall be forfeited. Forfeitures created during any year shall be allocated at the end of said year to Employees in the Plan and actively employed by an Employer on December 31 of that year in the ratio that the Account balance of each such Employee on January 1 of that year bears to the total account balance of all such Employees.

     6.4 Amounts payable to an Eligible Employee who retires for age, after attaining age 55, shall be paid to the Employee in substantially equal quarterly installments over a number of years (not to exceed seven years) selected by the Committee, in its sole discretion, beginning on the first day of the calendar quarter following the later of the Employee's attaining age 55 or termination of employment. In determining the number of installments the Committee may consult with the Eligible Employee and may also consider as a guideline that the retirement programs sponsored by Employers hereunder should equal approximately 80% of the Eligible Employee's average compensation over the last three years of employment.

     6.5 If an Employee's employment with an Employer is terminated for reasons other than death, disability, or retirement after attaining age 55, his or her vested Account balance shall be paid to him or her in substantially equal quarterly installments over a number of years (not to exceed seven) selected by the Committee beginning on the first day of the calendar quarter following the later of (a) his or her attaining age 55 or (b) the 12th month after his or her termination of employment.

     6.6 If an Employee becomes disabled while employed by an Employer but prior to receiving his or her Account, his or her Account balance shall be paid to him or her in 40 substantially equal quarterly installments beginning on the first day of the calendar quarter following the month during which he or she becomes disabled. For purposes of this Article, an Employee shall be deemed to be disabled if he or she is totally and permanently disabled within the meaning of the Employer's group.

     6.7 If an Employee is eligible for no other benefits under this Plan, his entire Account balance shall become fully vested and non-forfeitable and shall be paid to him in a lump sum on the first day of the calendar quarter following the date on which any Change of Control occurs. If there is a carry forward balance not allocated pursuant to Section 5.2 (c) when a Change of Control occurs, such carry forward balance shall be immediately allocated among the Accounts of all Employees in the ratio that each such Employee's Account balance bears to the total of all such Account balances. Said additional amounts shall be 100% vested and paid in accordance with the provisions of this Article. Any subsequent contributions allocated to an Employee's Account during the two years following the occurrence of a Change of Control because the Plan is continued in accordance with Section 8.2 hereof shall be non-forfeitable and shall be distributed immediately after such allocation.

     6.8 An Employee may designate in writing, on forms prescribed by and filed with the Committee, a beneficiary or beneficiaries to receive any payments payable after his death. If an Employee dies while employed by an Employer or after he has begun to receive his benefits under this Plan, his Account balance (or the remainder of his Account balance if his benefits had already commenced) shall be paid to the beneficiary or beneficiaries designated by the Employee (or, in the absence of such designation, to his legal representative). Such payments shall be made in one of the following forms as determined by the
Committee: (i) substantially equal quarterly installments over a number of years (not to exceed 10 years), (ii) a lump sum payment, or (iii) any combination of the above options.

     6.9 If an Employee is adjudged incompetent or if the Committee deems him unqualified to handle his own affairs, the Committee may direct that any payments which would have otherwise been payable to the Employee shall be paid (in the same amounts and on the same dates as such payments would have been paid to the Employee) to the guardian or conservator of such Employee or, if none has been appointed, the Committee may, in its discretion, direct that such payments be made to the Employee's spouse or adult child or any other person or institution who is caring for such Employee and any payments so made shall to the extent thereof fully release and discharge the Committee and the Employers from any further liability to the Employee.

     6.10 Notwithstanding any other provisions of this Plan to the contrary, the Committee may upon an Employee's death, disability, or termination of employment distribute his Account balance to him (or his beneficiary in the case of death, or his guardian or to the person or institution caring for him in the event that he is adjudged incompetent or considered by the Committee to be unable to manage his own affairs) more quickly than that called for in Section 6.2 through 6.8 if the Committee in its sole discretion deem it is desirable to do so.

     6.11 Notwithstanding any other provisions of this Plan to the contrary, the Committee may deduct from any payments under the Plan any taxes required to be withheld by the Federal or any state or local government for the account of such Employees.

                                  ARTICLE SEVEN
                                  -------------
                                   FORFEITURES
                                   -----------


     7.1 As a condition to the continued receipt of benefits hereunder, each employee:

          (a) shall be required for a period of three years after his termination of employment with an Employer hereunder to hold himself available to the Company and his Employer for reasonable consultation insofar as his health permits;

          (b) shall not for a period of three years after his termination of employment with an Employer hereunder, either as an individual on his own account; as a partner, joint venture, employee, agent salesman for any person; as an officer, director or stockholder (other than a beneficial holder of not more than 1% of the outstanding voting stock of a company having at least 500 holders of voting stock) of a corporation, or otherwise, directly or indirectly:

               (i) enter into or engage in any business competitive with that carried on by the Company or his Employer within any area of the United States in which his Employer or the Company is doing business, providing Employee has had access to any of the Company's or his Employer's trade secrets, secret underwriting or business information, programs plans, data, processes, techniques, or customer information; or

              (ii) solicit or attempt to solicit any of his Employer's or the Company's customers with whom Employee has had contact as an Employee in the exercise of his/her duties and responsibilities hereunder with the intent or purpose to perform for such customer the same or similar services or to sell to such customer the same or similar products or policies which performed for or sold to such customer during the term of his employment.

     If the Committee determined that an Employee has refused to make himself available for consultation or violated his agreement, the Committee may, by written notice to such Employee, cause his benefits to be immediately suspended for the duration of such refusal or competition or if payment of benefits has not yet commenced, notify the Employee that such continued conduct will cause a forfeiture of his Account balance. If after the sending of such notice the Committee finds that the Employee has continued to refuse to consult or continued to compete with the Company or his Employer for a period of thirty
(30) days following such notice, the Committee may permanently cancel the Employee's Account hereunder, and thereupon all rights of such Employee under this Plan shall terminate. The foregoing forfeiture provisions shall be inoperative if any Change of Control occurs.

     7.2 Any amount forfeited Pursuant to Section 7.1 hereof shall be allocated as a forfeiture in accordance with Section 6.3 hereof.


                                  ARTICLE EIGHT
                                  -------------
                            AMENDMENT AND TERMINATION
                            -------------------------


     8.1 The Company shall have the power at any time and/or from time to time, to amend this Plan by resolution of its Board of Directors; provided, however, that no amendment under any circumstances may be adopted the effect of which would be to deprive any Participant of his/her then vested interest, if any, in this Plan.

     8.2 The Company reserves the right to terminate this Plan by resolution of its Board of Directors. Upon termination of this Plan the credits in the Accounts of Employees shall become 100% vested and non-forfeitable. Distribution of the balances in said Accounts shall be made in accordance with Sections 6.3 and 6.4 hereof upon the Employee's subsequent retirement or termination of service. There shall be no increase in an Account balance of an Employee between the date the Plan is terminated and the date the Account balance is distributed. If a Change of Control occurs, the Plan as it then exists must be continued and contributions made for two years before it can be terminated. All Accounts shall be fully vested and distribution shall be made in accordance with Section 6.7 hereof.


                                  ARTICLE NINE
                                  ------------
                                  MISCELLANEOUS
                                  -------------


     9.1 No Employee or any other person shall have any interest in any fund or reserve account or in any specific asset or assets of the Company or any Employer by reason of any credit to his Account under this Plan, nor have the right to receive any distribution under this Plan except as and to the extent expressly provided for in the plan.

     9.2 Nothing in this plan shall be construed to:

     (a) give any Employee any right to participate in the Plan, except in accordance with the provisions of the Plan;

     (b) limit in any way the right of an Employer to terminate an Employee's employment; or

     (c) be evidence of any agreement or understanding, expressed or implied, that an Employer will employ an Employee in any particular position or at any particular rate of remuneration.

     9.3 No benefits under this Plan shall be pledged, assigned, transferred, sold or in any manner whatsoever anticipated, charged, or encumbered by an Employee, former Employee, or their beneficiaries, or in any manner be liable for the debts, contracts, obligations or engagements of any person having a possible interest in the Plan, voluntary or involuntary, or for any claims, legal or equitable, against any such person, including claims for alimony or the support of any spouse.

     9.4 This Plan shall be construed in  accordance  with the laws of the State
of  Illinois  in  every  respect,   including  without   limitation,   validity,
interpretation, and performance.

     9.5 Article headings and numbers herein are included for convenience of reference only, and this Plan is to be construed without any reference thereto. If there is any conflict between such numbers and headings and the text hereof, the text shall control.

     9.6 Wherever appropriate, words used in this Plan in the singular include the plural and the masculine includes the feminine.


     IN WITNESS HEREOF, the Company has caused this Plan to be signed by its duly qualified officers and caused its corporate seal to be hereunto affixed on the 25th day of March, 2002.





                                             OLD REPUBLIC RISK MANAGEMENT, INC.


                                             By:  /s/  A.C. Zucaro
                                                 ------------------------------
                                                 Chairman


Attest:

/s/  Lawrence J. Francione
------------------------------
Vice President. Treasurer and
Chief Financial Officer